                                 EXHIBIT 99(a)
                                 -------------


                 BANKBOSTON REPORTS FOURTH QUARTER NET INCOME
                      OF $202 MILLION OR $1.24 PER SHARE
                       15% GROWTH IN EPS FROM PRIOR YEAR

     BOSTON, January 16, 1997 -- Bank of Boston Corporation ("BankBoston"; NYSE:
"BKB") reported today fourth quarter net income of $202 million, or $1.24 per common share on a fully diluted basis compared with $180 million, or $1.08 per share, in the fourth quarter of 1995. Net income for the third quarter of 1996 was $197 million, or $1.21 per share, before restructuring and merger-related costs associated with the acquisition of BayBanks ($80 million, or $.45 per share, including these charges).
     Net income for the full year 1996 was $773 million, or $4.71 per share before charges associated with the acquisition of BayBanks and items related to the sale of the mortgage banking subsidiary, compared with net income of $678 million, or $4.09 per share, for the full year 1995. Actual net income for the full year 1996 was $650 million, or $3.93 per share, compared with net income of $678 million, or $4.09 per share, for the full year 1995.
     These results reflect the acquisition of BayBanks, which was consummated on July 29, 1996. The acquisition was accounted for under the pooling of interests method and, accordingly, all prior period results have been restated to include the historical results of BayBanks.
     Operating highlights were as follows (1996 amounts are before charges associated with the acquisition of BayBanks and items related to the sale of the mortgage banking subsidiary):
     . On a fully taxable equivalent basis, operating income was $410 million in the fourth quarter, compared with $405 million in the prior quarter and $380 million in the fourth quarter of 1995. For the full year 1996, operating income was $1,582 million, compared with $1,414 million for the full year 1995. Amounts for 1995 periods exclude income and charges related to the sale or reorganization of businesses and the valuation or disposition of certain assets;
     . Return on average common equity ("ROE") improved to 17.71% in the fourth quarter, compared with 17.56% in the prior quarter and 16.66% in the fourth quarter of 1995. For the full year 1996, ROE was 17.36%, compared with 16.86% for 1995;
     . Return on average assets ("ROA") was 1.31% in the fourth and third quarters of 1996, compared with 1.24% in the fourth quarter of 1995. For the full year 1996, ROA was 1.30%, compared with 1.22% for 1995;
     . Nonaccrual loans and OREO totaled $452 million at December 31, 1996, compared with $496 million at September 30, 1996 and $442 million at December 31, 1995. Net credit losses, excluding those related to the transfer of commercial real estate loans into a held for sale account as discussed below, were $60 million in the fourth quarter, compared with $55 million in the prior quarter and $51 million in the fourth quarter of 1995. The provision for credit losses was $60 million in the fourth quarter, compared with $57 million in the third quarter and $81 million in the fourth quarter of 1995 (including a special provision of $25 million).
     Included in the fourth quarter of 1996 results discussed above were the following items:
     . A gain of $47 million from the previously announced sale of twenty branches to US Trust Corp. ("US Trust"), which involved the transfer of approximately $700 million of deposits and $500 million of loans;
     . A charge of $25 million from the transfer of approximately $400 million of commercial real estate loans into a held for sale account as part of the Corporation's balance sheet management program. In addition, credit losses of $15 million were also taken as part of this transfer;
     . A valuation-related charge of $11 million associated with certain investments;
     . A charge of $6 million related to the vesting of stock price performance-related restricted stock to certain employees.

NONINTEREST INCOME

         The components of noninterest income are as follows:

  Third
Quarter                                                     Fourth Quarter         Twelve  Months
-------                                                     --------------         --------------
   1996      (in millions)                                   1996   1995  Change     1996    1995   Change
-------                                                     -----  -----  ------   ------  ------  -------
  $ 140      Financial service fees                         $ 147  $ 164   $ (17)  $  585  $  628    $ (43)
     51      Net equity and mezzanine profits                  45     45       0      209     110       99
     24      Mutual fund fees                                  25     20       5       94      67       27
     32      Personal trust fees                               34     28       6      131     112       19
      6      Other trust and agency fees                        6      7      (1)      21      61      (40)
     21      Trading profits and commissions                   17      9       8       76      25       51
     13      Foreign exchange trading profits                  17     15       2       54      60       (6)
             Securities portfolio gains, net (before
      7        valuation charges)                               7      2       5       31       9       22
     13      Gain on sale of mortgage servicing                 0      0       0       13      10        3
     30      Other income                                      31     24       7      124      99       25
  -----                                                     -----  -----  ------   ------  ------   ------
  $ 337        Subtotal                                     $ 329  $ 314   $  15   $1,338  $1,181    $ 157
      0      Other items, net (details on following page)      11     53     (42)       6     128     (122)
  -----                                                     -----  -----  ------   ------  ------   ------
  $ 337        Total                                        $ 340  $ 367   $ (27)  $1,344  $1,309    $  35
  =====                                                     =====  =====  ======   ======  ======   ======

     . Changes in financial service fees are detailed below. The reduction from prior year periods was greatly influenced by the sale of the Corporation's mortgage banking subsidiary. Excluding the decline in net mortgage servicing fees, total financial service fees grew $33 million, or 6%, from full year 1995.
     . Equity and mezzanine profits continued strong in the fourth quarter. The higher level of realized profits compared with full year 1995 is primarily due to a seasoning of the portfolio and favorable market conditions. In addition, the portfolio grew over $200 million during 1996 as new investment activity was double the 1995 level.
     . The increase in mutual fund fees compared with all prior periods was mainly due to higher levels of funds under management in Brazil.
          These funds stood at $3.7 billion at December 31, 1996 compared with $2.5 billion at December 31, 1995.
     . Personal trust fees improved from all prior periods mainly due to a higher level of assets under management.
     . The comparison with full year 1995 for other trust and agency fees is mainly affected by the sale of the Corporation's corporate trust business and the movement of its stock transfer business into a joint venture.
     . Trading account profits and commissions declined from the third quarter due, in part, to a lower level of profits from Brazil. Compared with prior year periods, trading account profits and commissions improved significantly, mainly due to increases from the Corporation's capital markets areas and Brazil.
     . The improvement in foreign exchange profits from the prior quarter included increases from domestic and Asian operations. The decline in the full year comparison mainly reflects lower profits from Asia.
     . The $13 million gain on the sale of mortgage servicing in the third quarter of 1996 resulted from the sale of BayBanks' $4 billion servicing portfolio to HomeSide Lending.
     . The increases in other income compared with prior year periods were due, in part, to higher profits from various joint ventures, including those related to HomeSide Lending (mortgage banking business), Boston EquiServe (stock transfer business), and the Argentine pension management business.

     The components of financial service fees are as follows:

  Third
  -----
Quarter                                             Fourth Quarter                    Twelve Months
-------                                             --------------                    -------------
   1996   (in millions)                            1996       1995      Change       1996      1995      Change
   ----                                          -------    -------    --------    -------   -------   --------
  $  61  Deposit and ATM-related fees              $  59      $  58        $  1      $ 238     $ 231       $  7
     18  Letters of credit and acceptance fees        17         17           0         68        72         (4)
     14  Syndication and agent fees                   21         12           9         58        38         20
      9  Other loan-related fees                      10          9           1         38        34          4
         Net mortgage servicing fees
      3  (before items detailed below)                 0         29         (29)        29       105        (76)
     35  Other                                        40         39           1        154       148          6
  -----                                            -----      -----        ----      -----     -----      -----
  $ 140      Total                                 $ 147      $ 164        $(17)     $ 585     $ 628      $ (43)
  =====                                            =====      =====        ====      =====     =====      =====

       . The increases in syndication and agent fees from all prior periods reflect a higher volume of transactions generated by the Corporation's corporate finance business.
       . The declines in net mortgage servicing fees from prior year periods reflect the sale of the Corporation's mortgage banking subsidiary.
       . The increase in other financial service fees from the third quarter is mainly due to higher levels of advisory fees from the Corporation's capital markets business.

       Other items included in noninterest income are composed of the following:

  Third
  -----
Quarter                                                          Fourth Quarter                   Twelve Months
-------                                                          -------------                    -------------
   1996  (in millions)                                          1996       1995      Change       1996      1995     Change
  -----                                                        -----      -----      ------      -----     -----     ------
  $   0  Gain on sale of branches/banking subsidiaries         $  47      $   0       $  47      $  47     $  75     $  (28)
      0  Transfer of loans into held for sale                    (25)       (17)         (8)       (25)      (17)        (8)
      0  Valuation charges associated with investments           (11)       (17)          6        (11)      (17)         6
         Mortgage banking-related gains/losses:
      0    Sale of mortgage subsidiary                             0          0           0        106         0        106
      0    Contracts used to manage prepayment risk, net           0         67         (67)      (111)       67       (178)
  -----                                                        -----      -----       -----      -----     -----     ------
      0      Total                                                 0         67         (67)        (5)       67        (72)
      0  Gain on sale of corporate trust business                  0         20         (20)         0        20        (20)
  -----                                                        -----      -----       -----      -----     -----     ------
  $   0      Total                                             $  11      $  53       $ (42)     $   6     $ 128     $ (122)
  =====                                                        =====      =====       =====      =====     =====     ======

     . During the fourth quarter of 1996 the Corporation recorded: (1) a gain of $47 million from the previously announced sale of twenty branches to US Trust, which involved the transfer of approximately $700 million of deposits and $500 million of loans, (2) a charge of $25 million from the transfer of approximately $400 million of commercial real estate loans into a held for sale account as part of the Corporation's balance sheet management program, and (3) valuation-related charges of $11 million associated with certain investments.
     . During the first half of 1996 the Corporation recorded a net pre-tax loss of $5 million from mortgage banking-related items. As a result of the first quarter's rising rate environment, a loss of $111 million (net of decreased servicing amortization) was recorded from the change in market value of contracts used to manage prepayment risk in the mortgage servicing portfolio which, in turn, protected the economic value of the Corporation's mortgage banking subsidiary pending the completion of its sale to Homeside Lending. The completion of this transaction resulted in the recognition of gains totaling $106 million. The Corporation now owns a 33% interest in HomeSide Lending, which ranks among the country's largest mortgage banking companies.
     . During the fourth quarter of 1995, the Corporation recorded: (1)$67 million of gains (net of increased servicing amortization) from contracts used to manage prepayment risk in the mortgage servicing portfolio, (2) a net gain of $20 million from the previously announced sale of its corporate trust business, (3) a loss of $17 million from the transfer of $1.3 billion of low yielding residential mortgage loans into a held for sale account, and (4)$17 million of valuation-related charges associated with certain investments and other assets, including assets being retained by the Corporation as a result of the mortgage banking sale. During the first quarter of 1995, the Corporation recognized a $75 million gain from the sale of its Maine and Vermont banking subsidiaries.

NET INTEREST REVENUE

     Net interest revenue, on a fully taxable equivalent basis, was $616 million for the fourth quarter of 1996, compared with $596 million in the prior quarter and $581 million in the fourth quarter of 1995. Net interest margin was 4.47% for the fourth quarter, compared with 4.40% in the prior quarter and 4.50% in the fourth quarter of last year. For the full year 1996, net interest revenue, on a fully taxable equivalent basis, was $2,360 million, compared with $2,271 million for the full year 1995. On the same basis, net interest margin was 4.42% in 1996 and 4.58% in 1995.

     The $20 million increase in net interest revenue from the prior quarter reflected a growth in average earning assets of approximately $900 million coupled with the 7 basis point improvement in net interest margin. The growth in average earning assets was mainly due to an overall increase of $600 million in average loans including growth in the domestic commercial and consumer portfolios and higher levels of Latin American loans, partially offset by a decline in average residential mortgages. The latter resulted from the sale of loans during the fourth quarter including those associated with the sale of branches to US Trust. The 7 basis point improvement in net interest margin included wider spreads from the credit card business, as the "promotional rate" period expired on additional loans in the portfolio, and higher loan fees. Partially offsetting these increases was a decline in margin from the aforementioned sale of branches to US Trust which included approximately $700 million of retail deposits.
     Compared with the prior year periods, net interest revenue improved while net interest margin declined. These changes reflected a higher volume of average earning assets and a decline in the international margin. The full year comparison also reflected narrower domestic spreads which were caused, in part, by the aggressive marketing of a new higher-rate savings deposit product during 1995 and competitive pricing pressures.

NONINTEREST EXPENSE
     The components of noninterest expense are as follows:

  Third
-------
Quarter                                                       Fourth Quarter            Twelve Months
-------                                                       --------------            -------------
   1996      (in millions)                                       1996   1995   Change    1996    1995   Change
   ----                                                         -----  -----  ------   ------  ------  ------
  $ 293      Employee costs                                     $ 293  $ 289    $  4   $1,168  $1,146    $ 22
     85      Occupancy & equipment                                 87     82       5      341     324      17
     15      Professional fees                                     14     16      (2)      56      65      (9)
     26      Advertising and public relations                      24     27      (3)     108      87      21
     24      Communications                                        27     24       3      101      90      11
      7      Goodwill amortization                                  7      5       2       24      18       6
     78      Other                                                 88     72      16      323     309      14
  -----                                                         -----  -----    ----   ------  ------    ----
    528        Subtotal before other items & OREO costs           540    515      25    2,121   2,039      82
             Other items:
      0      Stock price performance-related restricted stock       6      0       6        6       0       6
             BayBanks-related costs:
    180        Restructuring and merger-related costs               0      0       0      180       0     180
      0        Accelerated vesting of restricted stock              0      0       0        4       0       4
      0      Reorganization and other costs                         0     28     (28)       0      28     (28)
  -----                                                         -----  -----    ----   ------  ------    ----
    708        Subtotal before OREO costs                         546    543       3    2,311   2,067     244
      5      OREO costs                                             2      2       0        9       9       0
  -----                                                         -----  -----    ----   ------  ------    ----
  $ 713           Total                                         $ 548  $ 545    $  3   $2,320  $2,076    $244
  =====                                                         =====  =====    ====   ======  ======    ====

     Noninterest expense before "other items" and OREO costs, was $540 million in the fourth quarter of 1996, compared with $528 million in the prior quarter and $515 million for the same quarter in 1995.
     The $12 million increase from the third quarter was mainly due to growth in certain businesses including New England consumer, corporate banking and Latin America, as well as increased levels of incentive compensation. These increases were partially offset by a decline associated with cost savings from the integration of BayBanks into the Corporation. The number of employees declined to 22,000 at December 31, 1996 from 22,600 at September 30, 1996 and 23,700 at December 31, 1995. The decline from the prior year also reflected the mortgage banking transaction .
     Compared with prior year periods, the growth in noninterest expense reflected ongoing expansion and investment spending in several of the Corporation's growth businesses, mainly Latin America, capital markets, and consumer banking. Initiatives in the growth businesses included: branch expansion and growth in fee-based businesses in Latin America; start up of a high yield debt unit and the hiring of sales and trading professionals in all the capital markets businesses and the acquisition of Boston Bancorp, as well as marketing campaigns related to credit card, home equity and other products in consumer banking. Current year expense levels also included higher incentive compensation costs related to improved business unit performance. The comparison of noninterest expense with prior year periods is also affected by the absence of operating expenses associated with the mortgage banking business, which was sold in March, 1996, and the elimination of FDIC insurance premiums. The full year comparison is also affected by the absence of expenses from the corporate trust and stock transfer businesses .
     During the fourth quarter of 1996 the Corporation recorded a $6 million charge associated with a performance restricted stock plan for certain employees. Under the terms of the plan, 75% of the stock award vested with these employees during the fourth quarter when the Corporation's common stock price closed at $60 or above for two consecutive days. The remaining 25% of the award vested in January, 1997 when the stock price closed at $70 or above for two consecutive days.

CREDIT PROFILE
Loan and Lease Portfolio

     The segments of the lending portfolio are as follows:

                                           12-31-96    9-30-96    6-30-96    3-31-96    12-31-95
                                          ---------   --------   --------   --------   ---------
   (in millions)
 United States Operations:
   Commercial, industrial and financial   $  13,162   $ 13,828   $ 12,915   $ 12,677   $  12,809
   Commercial real estate
     Construction                               284        323        410        383         386
     Other commercial real estate             3,240      3,228      3,326      3,242       3,393
   Consumer-related loans:
     Residential mortgages                    3,184      4,156      4,133      4,218       4,141
     Home equity loans                        2,878      2,842      2,775      2,644       2,556
     Credit card                              1,395      1,320      1,223        810         495
     Other                                    5,503      5,349      5,218      5,200       5,059
   Lease financing                            1,816      1,778      1,627      1,565       1,564
   Unearned income                             (287)      (272)      (245)      (240)       (240)
                                          ---------   --------   --------   --------   ---------
                                             31,175     32,552     31,382     30,499      30,163
                                          ---------   --------   --------   --------   ---------
 International Operations:
   Loans and lease financing, net of
   unearned income                            9,886      9,501      9,271      8,769       8,707
                                          ---------   --------   --------   --------   ---------
 Total loans and lease financing          $  41,061   $ 42,053   $ 40,653   $ 39,268   $  38,870
                                          =========   ========   ========   ========   =========

      Loans and leases declined approximately $1 billion from September 30, 1996 driven mainly by a $972 million decline in residential mortgages due to the sale of loans, including those associated with the sale of branches to US Trust. In addition, domestic commercial and industrial loans declined $666 million due, in part, to the outflow of loans carried at September 30 which were earmarked for syndication. These declines were partially offset by a $385 million increase in international loans reflecting ongoing growth from Latin America.

Nonaccrual Loans and OREO
     Nonaccrual loans and OREO amounted to $452 million at December 31, 1996, compared with $496 million at September 30, 1996, and $442 million at December 31, 1995. Nonaccrual loans and OREO represented 1.1% of related assets at December 31, 1996, compared with 1.2% at September 30, 1996 and 1.1% at December 31, 1995.
     The components of consolidated nonaccrual loans and OREO are as follows:

                                          12-31-96   9-30-96   6-30-96   3-31-96   12-31-95
                                          ---------  --------  --------  --------  ---------
   (in millions)
   Domestic nonaccrual loans:
    Commercial, industrial and financial  $      82  $    114  $    140  $     93  $      88
    Commercial real estate
     Construction                                 6         9        10        22         25
     Other commercial real estate                67        84        86       102        103
    Consumer-related loans
     Residential mortgages                       57        60        45        46         42
     Home equity loans                           23        22        20        16         14
     Credit card                                 17         5         2         0          0
     Other                                       44        44        38        42         35
                                          ---------  --------  --------  --------  ---------
                                                296       338       341       321        307
                                          ---------  --------  --------  --------  ---------
   International nonaccrual loans               106       106        57        63         66
                                          ---------  --------  --------  --------  ---------
     Total nonaccrual loans                     402       444       398       384        373
   OREO                                          50        52        62        65         69
                                          ---------  --------  --------  --------  ---------
     Total                                $     452  $    496  $    460  $    449  $     442
                                          =========  ========  ========  ========  =========


Provision and Reserve for Credit Losses

     The reserve for credit losses at December 31, 1996 was $883 million, or 2.15% of outstanding loans and leases, compared with $897 million, or 2.13% at September 30, 1996, and $890 million, or 2.29% at December 31, 1995. The reserve for credit losses was 220% of nonaccrual loans at December 31, 1996, 202% at September 30, 1996, and 239% at December 31, 1995.
     The provision for credit losses was $60 million in the fourth quarter of 1996, compared with $57 million in the third quarter of 1996 and $81 million in the fourth quarter of 1995, which included a special provision of $25 million. For the full year 1996, the provision for credit losses was $231 million, compared with $275 million for the full year 1995. Full year 1995 included special provisions of $75 million ($50 million recorded in the first quarter and $25 million recorded in the fourth quarter).
     Net credit losses, excluding $15 million related to the transfer of commercial real estate loans into a held for sale account, were $60 million for the fourth quarter of 1996, compared with $55 million for the prior quarter and $51 million for the comparable period last year. Net credit losses as a percent of average loans and leases on an annualized basis were .57% in 1996's fourth quarter (excluding the aforementioned loans transferred into a held for sale account), compared with .53% for the third quarter of 1996 and .51% for the fourth quarter of 1995.
     Net credit losses were as follows:

  Third
-------
Quarter                                                 Fourth Quarter      Twelve Months
-------                                                 --------------      -------------
   1996                                                   1996   1995        1996   1995
-------                                                   -----  -----      -----   -----
           (in millions)
           Domestic
  $   0    Commercial, industrial and financial           $   3 $   6       $   8  $  30
      1    Commercial real estate                             1     8          16     35
           Consumer-related loans:
      2     Residential mortgages                             2     5          11     19
      7     Credit card                                      13     3          27     11
      0     Home equity loans                                 3     2           7      6
     35     Other                                            26    18         109     51
  -----                                                   ----- -----       -----  -----
     45                                                      48    42         178    152
     10    International                                     12     9          37     44
  -----                                                   ----- -----       -----  -----
  $  55      Subtotal                                     $  60 $  51       $ 215  $ 196
           Commercial real estate loans transferred
      0     into a held for sale category                    15     0          15      0
  -----                                                   ----- -----       -----  -----
  $  55      Total                                        $  75 $  51       $ 230  $ 196
  =====                                                   ===== =====       =====  =====


THE CORPORATION

     BankBoston, with assets of $62.3 billion, was founded in 1784. BankBoston is engaged primarily in commercial and consumer banking in southern New England, providing financing and capital markets services to selected corporations nationally and internationally, and full-service banking in key Latin American markets. The Corporation and its subsidiaries operate through a network of 650 offices in the U.S. and through more than 100 offices in 24 countries in Latin America, Europe and Asia, the third largest overseas network of any U.S. bank. The Corporation's common and preferred stocks are listed on the New York and Boston stock exchanges.

                           CONSOLIDATED BALANCE SHEET

(dollars in millions)
    September 30                                                    December 31
    ------------                                              -----------------
            1996                                                 1996       1995
            ----                                              -------    -------
                       Assets
                        Securities:
       $     685          Held to maturity                    $   692    $   660
           7,413          Available for sale                    7,792      7,582

          42,053       Loans and lease financing               41,061     38,870
            (897)      Reserve for credit losses                 (883)      (890)
         -------                                              -------    -------
          41,156        Net loans and lease financing          40,178     37,980


           4,513       Other earning assets                     4,729      4,973
           8,196       Cash and other nonearning assets         8,915      8,228
         -------                                              -------    -------
         $61,963          Total Assets                        $62,306    $59,423
         =======                                              =======    =======

                       Liabilities and Stockholders' Equity
         $43,328         Deposits                             $42,831    $41,064
           9,250         Funds borrowed                         9,136      9,503
           2,846         Notes payable                          2,843      2,189
           1,785         Other liabilities                      2,062      1,965
                         Guaranteed preferred beneficial
                         interest in Corporation's junior
                         subordinated debt                        500
         -------                                              -------    -------
          57,209           Total Liabilities                   57,372     54,721
         -------                                              -------    -------

                       Stockholders' Equity
             508         Preferred equity                         508        508
           4,246         Common equity                          4,426      4,194
         -------                                              -------    -------
           4,754           Total Stockholders' Equity           4,934      4,702
         -------                                              -------    -------
                           Total Liabilities and
         $61,963            Stockholders' Equity              $62,306    $59,423
         =======                                              =======    =======

                           SELECTED AVERAGE BALANCES

Quarter Ended                                                     Quarters Ended               Twelve Months Ended
-------------                                                     --------------               -------------------
 September 30                                                        December 31                       December 31
-------------                                                        -----------                       -----------
         1996                                               1996            1995         1996                 1995
         ----                                               ----            ----         ----                -----
                   Assets
      $41,223       Loans and lease financing             $41,835         $39,357      $40,589              $38,283
        8,249       Securities                              8,029           7,823        8,122                7,463
       53,924       Total earning assets                   54,819          51,295       53,410               49,567
       60,049       Total assets                           61,056          57,801       59,523               55,744
                   Liabilities and Stockholders' Equity
       35,432       Interest bearing deposits              34,739          32,902       34,491               31,708
        7,185       Noninterest bearing deposits            7,292           7,001        7,112                6,698
      -------                                             -------         -------      -------              -------
       42,617        Total deposits                        42,031          39,903       41,603               38,406
        2,674       Notes payable                           2,983           2,159        2,666                2,142
       46,407       Total interest bearing liabilities     47,079          44,416       45,908               42,982
        4,251       Common stockholders' equity             4,317           4,070        4,236                3,796
        4,759       Total stockholders' equity              4,825           4,578        4,744                4,304

                              NUMBER OF EMPLOYEES

                                    Dec 31    Sept 30     Dec 31
                                     1996        1996       1995
                                  ---------  ----------  -------
  Full time equivalent employees    22,000     22,600     23,700

Prior period results have been restated to give effect to the Corporation's acquisition of BayBanks, Inc., completed on July 29, 1996 and accounted for as a pooling of interests.

                        CONSOLIDATED STATEMENT OF INCOME

(dollars in millions, except per share amounts)
Quarters Ended                                                         Quarters Ended       Twelve Months Ended
  September 30                                                           December 31                December 31
--------------                                                          ------------               -----------
          1996                                                           1996       1995        1996      1995
          ----                                                           ----       ----        ----      ----
      $1,199.5      Interest income                                   $1,250.1   $1,278.7    $4,892.4  $5,118.9
         608.1      Interest expense                                     638.9      705.8     2,552.8   2,870.2
      --------                                                        --------   --------    --------  --------
         591.4       Net interest revenue                                611.2      572.9     2,339.6   2,248.7
          57.0      Provision for credit losses                           60.0       81.0       231.0     275.0
      --------                                                        --------   --------    --------  --------
                    Net interest revenue after provision
         534.4       for credit losses                                   551.2      491.9     2,108.6   1,973.7
      --------                                                        --------   --------    --------  --------
                    Noninterest income:
         140.4       Financial service fees                              146.6      230.6       473.8     695.5
          61.6       Trust and agency fees                                65.0       54.8       246.0     240.4
          20.7       Trading profits and commissions                      17.2        9.1        75.8      24.9
           7.1       Securities portfolio gains, net                       (.8)       1.9        23.2       9.1
         106.7       Other income                                        111.5       71.3       525.4     339.9
      --------                                                        --------   --------    --------  --------
         336.5        Total noninterest income                           339.5      367.7     1,344.2   1,309.8
      --------                                                        --------   --------    --------  --------
                    Noninterest expense:
         244.2       Salaries                                            254.5      243.2       983.4     946.8
          49.1       Employee benefits                                    44.4       45.8       194.7     198.9
          51.1       Occupancy expense                                    50.6       48.6       202.6     191.1
          34.2       Equipment expense                                    36.2       33.8       138.6     133.1
         149.0       Other expense                                       160.4      144.4       611.0     568.6
      --------                                                        --------   --------    --------  --------
         527.6         Subtotal                                          546.1      515.8     2,130.3   2,038.5
         180.0       Acquisition and reorganization-related expenses                 28.2       180.0      28.2
           4.8       OREO costs                                            1.8        1.7         9.2       9.5
      --------                                                        --------   --------    --------  --------
         712.4         Total noninterest expense                         547.9      545.7     2,319.5   2,076.2
      --------                                                        --------   --------    --------  --------

         158.5       Income before income taxes                          342.8      313.9     1,133.3   1,207.3
          78.5         Provision for income taxes                        141.3      133.6       483.1     529.0
      --------                                                        --------   --------    --------  --------
      $   80.0       NET INCOME                                       $  201.5   $  180.3    $  650.2  $  678.3
      ========                                                        ========   ========    ========  ========


                    NET INCOME PER COMMON SHARE:
      $    .46         Primary                                        $   1.26   $   1.09    $   3.99  $   4.17
      $    .45         Fully diluted                                  $   1.24   $   1.08    $   3.93  $   4.09
      $    .44       DIVIDENDS PAID PER COMMON SHARE                  $    .44   $    .37    $   1.69  $   1.28

                    Average number of common shares, in thousands:
       153,103         Primary                                         152,975    156,140     153,529   153,856
       155,183         Fully diluted                                   155,157    157,959     156,112   156,768

      $    9.4       Preferred dividends                              $    9.4   $    9.4    $   37.4  $   37.5



Prior period results have been restated to give effect to the Corporation's acquisition of BayBanks, Inc., completed on July 29, 1996 and accounted for as a pooling of interests.

                                   OTHER DATA

(dollars in millions, except per share amounts)

                                                                                                                Twelve Months
                                                                                                                -------------
Quarter Ended                                                                  Quarters Ended                           Ended
-------------                                                                  --------------                           -----
 September 30                                                                    December  31                     December 31
-------------                                                                    ------------                    ------------
         1996                                                          1996             1995            1996             1995
         ----                                                         -----            -----            ----             ----

                 EARNINGS PER SHARE BEFORE CERTAIN ITEMS*:
       $1.23       Primary                                           $ 1.26           $ 1.09       $   4.79          $   4.17
       $1.21       Fully diluted                                     $ 1.24           $ 1.08       $   4.71          $   4.09

                 RETURN ON AVERAGE TOTAL ASSETS (ANNUALIZED):
         .53%      Net income                                          1.31%            1.24%           1.09%            1.22%
        1.31%      Net income before certain items*                    1.31%            1.24%           1.30%            1.22%

                 RETURN ON AVERAGE COMMON EQUITY (ANNUALIZED):
        6.61%      Net income                                         17.71%           16.66%          14.47%           16.86%
       17.56%      Net income before certain items*                   17.71%           16.66%          17.36%           16.86%

                 * Where applicable, 1996 amounts exclude charges associated with the BayBanks acquisition and items related to the sale of the mortgage banking subsidiary.

                 CONSOLIDATED NET INTEREST REVENUE AND MARGIN:
                   Net interest revenue, fully taxable
      $596.4        equivalent basis                                 $616.5           $581.2        $2,360.0         $2,270.5
        4.40%      Net interest margin                                 4.47%            4.50%           4.42%            4.58%

        4.51%      DOMESTIC NET INTEREST MARGIN (ESTIMATED)            4.65%            4.65%           4.54%            4.72%
        4.07%      INTERNATIONAL NET INTEREST MARGIN (ESTIMATED)       3.97%            3.98%           4.05%            4.10%

 Sept 30                                                                                         Dec. 31
 -------                                                                          ----------------------
    1996                                                                                 1996       1995
    ----                                                                                 ----       ----
                 COMMON STOCKHOLDERS' EQUITY:
      $4,246     Common stockholders' equity                                         $ 4,426   $  4,194
     152,634     Common shares outstanding, in thousands                             153,173    155,296
                 Per common share:
      $27.81       Book value                                                         $28.89   $  27.01
       57.88       Market value                                                        64.25      46.25

                 CAPITAL RATIOS/REGULATORY CAPITAL:
        6.27%    Tangible Common Equity ratio                                           6.49%      5.62%
                 Risk-based capital ratios:                                         Estimate
         8.3%      Tier 1 capital ratio (minimum required 4.00%)                         9.3%       8.5%
        12.7%      Total capital ratio (minimum required 8.00%)                         13.7%      12.8%
         7.2%      Leverage ratio                                                        8.2%       7.4%
      $4,319       Tier 1 capital                                                   $  4,954   $  4,275
       6,642     Total capital                                                         7,288      6,440
      52,223     Total risk-adjusted assets                                           53,398     50,382

Prior period results have been restated to give effect to the Corporation's acquisition of BayBanks, Inc., completed on July 29, 1996 and accounted for as a pooling of interests.

                           RESERVE FOR CREDIT LOSSES

(dollars in millions)
       Quarter Ended                                        Quarters Ended    Twelve Months Ended
        September 30                                           December 31            December 31
       -------------                                     ------------------    ------------------
                1996                                         1996      1995        1996      1995
               -----                                     --------  --------    --------  --------
              $894.5       Beginning balance             $ 896.7   $ 858.2      $ 889.2   $ 827.0

                57.0       Provision for credit losses      60.0      81.0        231.0     275.0
                           Reserve of acquired banks         1.5       2.1          3.7      16.6
                           Reserves of companies sold                             (10.9)    (32.7)

               (73.4)      Credit losses                   (98.1)    (75.3)      (310.2)   (281.9)
                18.6       Recoveries                       23.2      23.2         80.5      85.2
               -----                                     -------   -------      -------   -------
               (54.8)      Net credit losses               (74.9)    (52.1)      (229.7)   (196.7)
               -----                                     -------   -------      -------   -------
              $896.7       Ending balance                $ 883.3   $ 889.2      $ 883.3   $ 889.2
            ========                                     =======   =======      =======   =======
                            Reserve as a % of loans
                2.13%       and leases                      2.15%     2.29%        2.15%     2.29%
            ========                                     =======   =======      =======   =======
                           Reserve as a % of nonaccrual
                 202%       loans                            220%      239%         220%      239%
             =======                                     =======   =======      =======   =======


                               RENEGOTIATED LOANS

(in millions)
                          1995                                        1996
                        Fourth     First      Second     Third      Fourth
                           Qtr       Qtr         Qtr       Qtr         Qtr
                        ------    ------      ------    ------     -------

  Renegotiated loans       $33       $28        $13       $11          $ 8
                           ===       ===        ===       ===          ===






Prior period results have been restated to give effect to the Corporation's acquisition of BayBanks, Inc., completed on July 29, 1996 and accounted for as a pooling of interests.